UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2013

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	One PPG Place, Pittsburgh, Pennsylvania	15272
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 31, 2013, PPG Industries, Inc. (“PPG”) issued a press release announcing the final results of its exchange offer, commenced December 27, 2012, related to the separation of PPG’s chlor-alkali and derivatives business and the final proration factor for shares tendered in the exchange offer. The separation was effected in connection with the merger of Eagle Spinco Inc. (“Eagle Spinco”), a wholly owned subsidiary of PPG, and Grizzly Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Axiall Corporation (formerly known as Georgia Gulf Corporation) (“Axiall”). As previously announced, PPG entered into definitive agreements dated as of July 18, 2012, pursuant to which, among other things, on January 28, 2013, Merger Sub merged with and into Eagle Spinco, with Eagle Spinco surviving as a wholly owned subsidiary of Axiall. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	PPG Industries, Inc. Press Release, dated January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.

Date: January 31, 2013

	By:	/s/ Charles E. Bunch
	Name:	Charles E. Bunch
	Title:	Chairman and Chief Executive Officer